UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 4, 2020

Date of Report (Date of earliest event reported)

QUEST MANAGEMENT INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55210	32-0450509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

797 South First Street. Fulton, NY	13069
(Address of principal executive offices)	(Zip Code)

(315) 701-1031

Registrant’s telephone number, including area code

_____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Item 5.01 Changes in Control of Registrant.

On June 4, 2020, Andrew Birnbaum, Friction & Heat, LLC, a Utah limited liability company (“F&H”), and Quest Management, Inc., a Nevada corporation (the “Company”) entered into a certain Stock Purchase Agreement (the “SPA”) whereby Andrew Birnbaum acquired 200,000,000 restricted shares of the Company’s common stock from F&H in exchange for payment of a $400,000 promissory note to F&H. Following the execution of the SPA, a change of control of the Company occurred. Andrew Birnbaum is now the majority shareholder of the Company, owning 76.6% of the issued and outstanding shares of common stock.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 4, 2020, Yamilka Veras submitted his resignation as the Company’s sole officer and director. Mr. Veras’s resignation was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. That same day Andrew Birnbaum was appointed as the Company’s sole officer and director. Mr. Birnbaum, age 55, has over 25 years of professional experience. He currently serves as the CEO of Pedro’s List, LLC where he has worked since February 2020. In 2019, he ran a wholesale and CBD products company. In 2018 he was CEO of Titan Digital Currency Exchange. In 2016 and 2017, he operated an international electronic device company named The League of Scoundrels. Prior to that he served as CEO of a publicly traded company named Vapor Hub International.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Stock Purchase Agreement

99.1	Resignation letter of Yamilka Veras dated June 4, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEST MANAGEMENT INC.

DATE: August 7, 2020	By:	/s/ Andrew Birnbaum
	Name:	Andrew Birnbaum
	Title:	Chief Executive Officer